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                                                                    EXHIBIT 99.1

(COLLINS & AIKMAN LOGO)                                             News Release

FOR IMMEDIATE RELEASE

AUGUST 31, 2006

     COLLINS & AIKMAN FILES PLAN OF REORGANIZATION TO EMERGE FROM CHAPTER 11

              Plan Supported by Senior Lenders' Steering Committee

SOUTHFIELD, MICH. - Collins & Aikman Corporation (CKCRQ) announced that yesterday it filed with the Bankruptcy Court in Detroit a stand-alone Plan of Reorganization (the "Plan") and an accompanying Disclosure Statement. Collins & Aikman will now work expeditiously toward satisfying various conditions to obtain approval of the Disclosure Statement and Plan, and ultimately exit Chapter 11.

"While we still have more to accomplish to complete our reorganization, filing our Plan brings us significantly closer to successfully reorganizing C&A for the benefit of our more than 12,000 employees, as well as our stakeholders and valued customers," said Frank Macher, president and chief executive officer. "This Plan will enable us to emerge from Chapter 11 early next year in a much improved competitive position that is able to fully support our customers."

Under the Plan, Collins & Aikman will emerge with a significantly de-levered balance sheet. The Company's secured debt under its Prepetition Credit Agreement will be converted into common stock in reorganized Collins & Aikman. Under the Plan, unsecured creditors who vote in favor of the Plan will receive their share of warrants and interests in a litigation trust. All existing equity interests in Collins & Aikman Corporation will be canceled with no distribution.

"After months of complex negotiations and a comprehensive M&A process, we have filed a Plan with the support of the steering committee of our senior lenders" said Macher. "Through contributions from our creditors, customers and employees, we will improve our cost structure, strengthen our balance sheet and position C&A for long-term success. The Plan also provides us the flexibility to continue the M&A process as an alternative exit strategy."

Confirmation of the Plan is subject to a number of conditions, which include entering into certain agreements with Collins & Aikman's customers, modification of certain labor-related obligations and resolution of ongoing government investigations.

The Disclosure Statement and Plan have not been approved by the Bankruptcy Court, and may be materially modified before approval. This release is not intended as a solicitation for a vote on the Plan.

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Collins & Aikman Corporation is a leader in cockpit modules and automotive floor and acoustic systems and is a leading supplier of instrument panels, plastic-based trim, and convertible top systems. The Company is headquartered in Southfield, Michigan. Additional information about Collins & Aikman, the Plan of Reorganization, the Disclosure Statement, and any exhibits, when filed, will be available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or

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implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

On May 17, 2005, Collins & Aikman Corporation and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Michigan. Collins & Aikman's affiliates outside the United States were not included in the Chapter 11 filing.

CONTACT:
DAVID A. YOUNGMAN
VICE PRESIDENT COMMUNICATIONS
(248) 728-4600
DAVID.YOUNGMAN@COLAIK.COM